Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-138903) on Form S-8 of CVD Equipment Corporation of our report dated March 24, 2009 relating to our audit of the consolidated financial statements which, appear in the Annual Report on Form 10-K of CVD Equipment Corporation for the year ended December 31, 2008.

MSPC

Certified Public Accountants and Advisors,

A Professional Corporation

Cranford, New Jersey

March 24, 2009